FIRST AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This First Amendment to Principal Underwriting Agreement (this “Amendment”) is made this 17th day of May, 2018 by and between Great-West Funds, Inc., a Maryland corporation, (formerly Maxim Series Funds, Inc. (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Principal Underwriting Agreement dated September 30, 2011, (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GWFS EQUITIES, INC.

By:	/s/ Mary C. Maiers	By:	/s/ Regina Mattie
Name:	Mary C. Maiers	Name:	Regina Mattie
Title:	Chief Financial Officer & Treasurer	Title:	Vice President

Schedule A

Great-West Core Strategies: U.S. Equity Fund – Institutional Class shares

Great-West Core Strategies: International Equity Fund – Institutional Class shares

Great-West Core Strategies: Flexible Bond Fund – Institutional Class shares

Great-West Core Strategies: Inflation-Protected Securities Fund – Institutional Class shares

Great-West Core Strategies: Short Duration Bond Fund – Institutional Class shares

Great-West SecureFoundation® Balanced ETF Fund –Class A shares